SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of the 13th of December 2000, is entered into between LSP Energy Limited Partnership, a Delaware limited partnership ("Seller") and Virginia Electric and Power Company, a Virginia public service corporation ("Purchaser") (each, a "Party" and collectively, the "Parties").

                                    RECITALS

      WHEREAS, Seller and Purchaser have entered into the Power Purchase Agreement dated as of May 18, 1998, as amended by the First Amendment to the Power Purchase Agreement dated as of July 22, 1998, as amended by the Second Amendment to the Power Purchase Agreement dated as of August 11, 1998 and as amended by the Third Amendment to the Power Purchase Agreement dated as of August 9, 2000 (collectively, the "Power Purchase Agreement").

      WHEREAS, as required by the Power Purchase Agreement, the Seller caused Credit Suisse First Boston (in such capacity, the "LOC Issuer") to issue two letters of credit (collectively, the "Letters of Credit") to and for the benefit of Purchaser in an aggregate stated amount of $11,320,000. The Letters of Credit bear Reference Numbers 75-07001497 and 75-06001015 and, in general, were intended to secure, among other things, the Seller's obligation to reimburse Purchaser for Incremental Replacement Power Costs in the event of the Seller's failure to achieve the Commercial Operation by a specified date.

      WHEREAS, on July 21, 2000, Purchaser, believing itself to be entitled to do so under the Power Purchase Agreement, drew $4,649,743.47 under each Letter of Credit for an aggregate amount of $9,299,486.94. The Seller's reimbursement obligation with respect to such Letters of Credit converted into a five year amortizing loan provided by the LOC Issuer ("LOC Loan").

      WHEREAS, the Seller and the Purchaser are in dispute concerning various matters occurring, or failing to occur, prior to the date hereof (collectively, the "Disputes"), including, without limitation, a dispute concerning the propriety under the Power Purchase Agreement of the drawings on the Letters of Credit (the "LOC Draw Dispute"), and disputes pertaining to the marketing or sale of Test Energy. The Seller and Purchaser agree that the term "Disputes" as used in this Settlement Agreement shall not include a disagreement between them as to the basis for determining the amount owed or payable for Capacity from and after September 30, 2000 (the "Capacity Payment Disagreement"). The Capacity Payment Disagreement is more fully described in a memorandum from Mark Thurston of Purchaser to Kent Walden of Seller dated November 15, 2000 and in a letter from Robert Reymond of Seller to Mark Thurston of Purchaser dated November 15, 2000.

      WHEREAS, pending resolution of the LOC Draw Dispute, Purchaser, the Seller and The Chase Manhattan Bank ("Escrow Agent") entered into the Escrow Agreement dated as of August 17, 2000 ("Escrow Agreement"), whereunder, among other things, Purchaser delivered to the Escrow Agent cash in the amount of $9,299,486.94 (as the same may be increased or decreased from time to time due to investment earnings or losses as provided herein, the "Escrow Amount") to be maintained and disbursed by the Escrow Agent as further provided therein.

      WHEREAS, Purchaser has requested that Seller approve the (i) designation of the Batesville Control Area as an authorized Control Center, (ii) use of the Trunkline Interconnection and (iii) operation of the Dedicated Units at 60% of Standard Capacity.

      WHEREAS, Purchaser and Seller desire to settle and compromise the Disputes, without any Party making any admission of liability, and resolve certain other outstanding issues among the Parties as more fully described in the Fourth Amendment attached hereto as Exhibit A (the "Fourth Amendment") and in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Execution of the Fourth Amendment. Upon execution of this Agreement, Purchaser and Seller shall execute the Fourth Amendment.

2. Escrow Account. Upon execution of the Fourth Amendment, Purchaser and Seller shall provide written instructions to the Escrow Agent to disburse to Purchaser 48.39% of the interest and earnings derived from the investments made in accordance with Section 1.2(a) of the Escrow Agreement and release the balance of the Escrow Amount to the LOC Issuer to repay the LOC Loan and accrued interest outstanding on such LOC Loan.

3. Operating Procedures. Pursuant to Section 5.5 of the Power Purchase Agreement, Purchaser and Seller have developed and agreed upon operating procedures establishing the protocol under which the Parties shall perform their respective responsibilities under the Power Purchase Agreement. The Operating Procedures are attached hereto as Exhibit B. The calculations and provisions set forth in the Operating Procedures and the Fourth Amendment shall be effective as of the Commercial Operation Date unless a different date for use of such calculations and provisions is specified in such Operating Procedures or the Fourth Amendment. In addition, Seller shall use Commercially Reasonable Efforts to complete all of the remaining work required to monitor the output from the Facility (as set forth in Exhibit C hereto) prior to December 31, 2000.

4. Designation of Batesville Control Area as Control Center. Effective as of July 4, 2000, Purchaser hereby designates, and Seller hereby accepts, subject to the terms and conditions of Section 6.2(d) and Section 6.6 of the Power Purchase Agreement

      (as amended by the Fourth Amendment), the Batesville Control Area (as defined in the Fourth amendment) as the Control Center.

5. Representation and Warranty. Seller represents and warrants to Purchaser that as of the date hereof, Seller has not received any imbalance charge notices from TVA or Entergy relating to the period after July 4, 2000.

6. Acknowledgment. Notwithstanding any provision in the Power Purchase Agreement to the contrary and in consideration of the execution of the Fourth Amendment and payment of $300,000 from Purchaser to Seller, Purchaser acknowledges that Seller shall have no liability or obligation to Purchaser for failure to achieve any Milestone with respect to the Dedicated Units other than as set forth in the Fourth Amendment. In addition, Seller acknowledges that Purchaser shall have no liability or obligation to Seller for any Dispute (including, without limitation, Disputes or potential Disputes relating to the LOC Draw Dispute or the marketing or sale of Test Energy). Each Party hereby releases the other Party from any and all manner of action or actions, claim or claims, and cause or causes of action related to the Disputes.

7. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same instrument. The Parties may execute this Agreement by signing any such counterpart and the signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signatures are physically attached to the same document.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, exclusive of conflicts of laws provisions.

9. Capitalized Terms. Capitalized terms not otherwise defined shall have the meaning given in the Power Purchase Agreement.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the first date above written.


LSP ENERGY LIMITED PARTNERSHIP

By: LSP Energy, Inc., its General Partner

Name: /s/ Robert L. Brooks
     ---------------------------------------

Title: Senior Vice President
      ---------------------------------------


VIRGINIA ELECTRIC AND POWER COMPANY

By: /s/ Richard T. Thatcher
   -----------------------------------------

Name: /s/ Richard T. Thatcher
     ---------------------------------------

Title: Vice President
      --------------------------------------

                                    EXHIBIT C

               Outstanding work required to monitor plant output.

1. Seller shall continue to provide spreadsheets based on the plant infrastructure computer documenting calculated NEO for all units (1,2 & 3) on a daily basis until such time as calculated NEO are validated as per `Steps of Validation' following item 3 below.

2. Seller must provide Purchaser with assistance testing automatic generation control. Unit #2 is tested. When units #1 and #3 are running, then Purchaser's and Seller's operators shall agree on times for AGC testing.

3. All VP points as defined Exhibit I of the operating procedures must be functioning correctly and validated as such by a Dominion representative. This validation process as defined below must be complete within a reasonable period of time and no later than December 31, 2000.

                               Steps to Validation

1.    Seller to complete Validation Specifications as per the RTU Data List -
      Exhibit I of the operating procedures.

2.    Purchaser reviews the specifications provided by Seller.

3. Seller provides Purchaser with Instrument Loop diagrams, Elementary diagrams and Wiring diagrams associated with the RTU inputs from the generating facility.

4. With units in operation, Purchaser reviews compliance with Point Definition as per the RTU Data List and validates in reasonable opinion of Purchaser that points are working adequately.

5. Those points deemed not to be functioning properly in the reasonable opinion of Purchaser, shall be subject to the Validation Procedure, Exhibit M of the Operating Procedures.